UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOGALES RESOURCES CORP.

(Exact name of Registrant as specified in its charter)

Nevada	1000	35-2510378
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PO Box 80, Calle Columbia Colonia 5 de Diciembre Puerto Vallarta, CP48351 Jalisco, México
(address of principal executive offices)

Registrant's telephone number, including area code:	(775) 624-9078

Nevada Agency and Transfer Company 50 West Liberty Street, Suite 880 Reno, Nevada 89501
(Name and address of agent for service of process)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__|	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock	1,500,000	$0.0075	$11,250.00	$1.45

(1)  This price was arbitrarily determined by Nogales Resources Corp.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS

NOGALES RESOURCES CORP.

1,500,000

SHARES OF COMMON STOCK

INITIAL PUBLIC OFFERING

___________________

SUBJECT TO COMPLETION, Dated October 29, 2014

This prospectus relates to our offering of 1,500,000 new shares of our common stock at an offering price of $0.0075 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed. There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 1,500,000 shares ($11,250).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and Director, who will not be paid any commission for such sales.

The telephone number of the Company is (775) 624-9078.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.0075	None	$0.0075
Total (maximum offering)	$11,250	None	$11,250
Total (minimum offering)	$0	None	$0

There is no assurance that any of the common stock offered to the public by way of this Prospectus will be sold.

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.0075 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  October 29, 2014

Table of Contents

The Offering	7
Risks Related To Our Financial Condition and Business Model	8
If we do not obtain additional financing, including the financing sought in this offering, our business may be adversely affected.	8
Because we will need additional financing to fund our planned exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.	9
Because we have only recently commenced business operations, we face a high risk of business failure.	9
Because our executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.	9
Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.	9
Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.	10
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.	10
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	10
Because our president, Mr. Aguirre, currently owns 100% of our outstanding common stock, investors may find that corporate decisions made by Mr. Aguirre are inconsistent with the best interests of other stockholders.	10
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	10
Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.	11
If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.	11
Because the Mineral Claim has not been physically examined by our sole officer and director, or by our consulting geologist, we may face an enhanced risk that the property will not contain commercially viable deposits of minerals.	11
Because of factors beyond our control which could affect the marketability of minerals found, we may experience difficulty selling any minerals we discover.	11
Risks Related To Legal Uncertainty	11
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.	11
Because the Province of British Columbia owns the land covered by the Mineral Claim, our ability to conduct mining operations on the property is subject to the regulatory supervision of the provincial government and we can be ejected from the land and our interest in the land could be forfeit.	12
Risks Related To This Offering	12
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	12
Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	12
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	12
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	13
Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	13
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	13
Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.	13

Table of Contents

(continued)

Summary

Nogales Resources Corp.

The Company

We are an exploration stage mineral exploration company incorporated in Nevada on April 9, 2014.  On May 8, 2014, we incorporated a wholly-owned subsidiary, NRC Exploration LLC in the state of Nevada, for the purposes of mineral exploration. On May 20, 2014, our consulting geologist introduced us to an attractive mineral property. We acquired an option on that property whereupon we can acquire 100% legal and beneficial ownership interest in the Donald mineral claim (hereafter the “Mineral Claim”). The Mineral Claim is located in the Ominica Mining District located in the central part of the Province of British Columbia, Canada. It is located on provincial lands administered by the Province of British Columbia.  The legal and ownership rights on the claim are limited to the exploration and extraction of mineral deposits subject to applicable regulations.  The Mineral Claim totals roughly 1,300 acres or 2.03 square miles in size and is located approximately 59 miles northeast of the community of Fort St. James, British Columbia.

The Mineral Claim comprises a rectangular shaped block of land of approximately 1.5 miles long by 1.3 miles wide and is located along the Pinchi Fault Zone. Historic exploration work shows that the claims are located within an area that has potential for copper mineralization.

Our currently planned exploration budget requires the expenditure of $11,790 in the initial year of our mineral exploration program, plus the expenditure of an additional amount in the second year of our mineral exploration program if recommended by our consulting geologist. Further exploration activities beyond our currently planned exploration program will be dependent upon a number of factors, including our consulting geologist’s recommendations based upon the exploration program results, and our available funds. In order to prove or disprove the economic viability of our mineral claim our mineral exploration costs plus our operating costs could amount to many millions of dollars.

We currently do not have any firm arrangements for financing in addition to the financing contemplated by this prospectus. We may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for minerals and the costs of exploring for or commercial production of this material.

There are no arrangements to repay related party loans or other financial arrangements made to related parties.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of July 31, 2014, we had $21,697 in prepaid expenses and cash on hand, and no current liabilities. Accordingly, our working capital position as of July 31, 2014 was $21,697.  Since our inception through July 31, 2014, we have incurred a net loss of $12,508.

As of April 28, 2014 our sole officer and director has loaned the Company $23,000 which is evidenced by a Promissory Note in the amount of $23,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2018.

Our sole officer and Director, Mr. Aguirre, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding. This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.  Our management estimates that, until such time that we are able to identify a commercially viable mineral deposit and to generate revenue from the extraction of minerals on our Mineral Claim, we will continue to experience negative cash flow. Our business plan is to pursue exploration of the Mineral Claim as described in this Prospectus.  We do not have any current or future plans to engage in mergers or acquisitions with other companies or entities.

Exploration costs are billed to us in Canadian dollars, but we will pay those costs in U.S. dollars.  The value of Canadian dollars when converted into U.S. currency fluctuates.  All dollar amounts provided in this Prospectus are stated or quantified in U.S. currency.  The dollar amounts provided in this prospectus assume a conversion price of $0.90 U.S. dollars to every $1.00 in Canadian dollars.

Our fiscal year-end is April 30.  Our principal office is located at PO Box 80, Calle Columbia 1014, Colonia 5 de Diciembre, Puerto Vallarta, CP48351, Jalisco, México. Our telephone number is (775) 624-9078.

The Offering

Securities Being Offered	Up to 1,500,000 shares of our common stock.

Offering Price

The offering price of the common stock is $0.0075 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Minimum Number of Shares To Be Sold in This Offering	Not Applicable

Maximum Number of Shares To Be Sold in This Offering	1,500,000

Securities Issued and to be Issued

1,600,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Misael Aguirre, owns an aggregate of 100% of the common shares of our company and therefore has substantial control.  Upon the completion of this offering, our officer and director will own approximately 51.6% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	3,100,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $11,250. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information	Derived from unaudited financial statements as of July 31, 2014	Derived from audited financial statements as of April 30, 2014.

Balance Sheet Data
	July 31, 2014	April 30, 2014
Cash	$21,447	$34,959
Total Assets	$21,697	$34,959
Current Liabilities	$0	$1,441
Long Term Liabilities	$23,355	$23,000
Total Liabilities	$23,355	$24,441
Total Stockholder’s Equity	$(508)	$10,518

Working Capital	$21,697	$33,518

Statement of Operations
	For Quarter ended July 31, 2014	For period from inception (April 9, 2014) to April 30, 2015

Revenue	$-	$-
Net loss for reporting period	$(11,026)	$(1,482)

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects.

If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, including the financing sought in this offering, our business may be adversely affected.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the continued exploration of our Mineral Claim and basic operating costs. Our cash requirements over the current fiscal year are expected to be approximately $19,790 consisting of approximately $11,790 for planned mineral exploration costs and $8,000 for professional fees.  As of July 31, 2014, we had cash on hand in the amount of $21,447 and working capital in the amount of $21,697.  On April 28, 2014 our sole director and officer loaned us $23,000.  Our sole officer and Director, Mr. Aguirre, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount. Accordingly, our business would be adversely affected if we are unable to successfully complete this Offering at or near the maximum offering amount.

We estimate that our current funds will be sufficient to complete the initial phase of our planned exploration program and to meet our expected legal and accounting expenses through the calendar year ending July 31, 2015. If significant additional exploration activities beyond the plans outlined in this Prospectus are warranted and recommended by our consulting geologist, we will likely require the funds from this offering and additional financing in order to move forward with our exploration of the claim.  We currently do not have any operations and we have no income. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering commercially exploitable reserves, we will require significant additional funds in order to place the Mineral Claim into production. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for minerals and the costs of exploring for or commercial production of this material. These factors may make the necessary timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our planned exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $12,508 for the period from our inception, April 9, 2014, to July 31, 2014, and have no revenues.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our Mineral Claim. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated on April 9, 2014, and have conducted no mineral exploration activities on our Mineral Claim.  We have no significant history of ongoing operations, and additional exploration activities will be required in order to determine whether our mineral claim contains commercially exploitable quantities of minerals.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully on an ongoing basis. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Mr. Aguirre, our sole officer, sole director, and controlling shareholder, does not have any prior mining experience or any technical training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Aguirre’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could be impaired due to management’s lack of experience in geology and engineering.

Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Aguirre, lacks any prior experience as a company chief executive.  In addition, Mr. Aguirre has no experience managing a publicly reporting company.  Accordingly, Mr. Aguirre will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as the ongoing funding of our company, public relations, investor relations, and corporate governance.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for minerals may also involve numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the Mineral Claim will result in the discovery of economic deposits of minerals.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of our Mineral Claim.   Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from our Mineral Claim.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a placement agent. We can provide no assurance that this Offering will be completely sold out.

Because our president, Mr. Aguirre, currently owns 100% of our outstanding common stock, investors may find that corporate decisions made by Mr. Aguirre are inconsistent with the best interests of other stockholders.

Mr. Aguirre is our president, chief financial officer and sole director.  Mr. Aguirre currently owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 51.6 % of our outstanding common stock if the maximum number of shares is sold.  Accordingly, he will have control over the outcome of all corporate transactions or other matters, and also the power to prevent or cause a change in control. The views and interests of Mr. Aguirre, as controlling shareholder, may differ from the interests of the other stockholders.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Aguirre, our sole officer and director devotes 5 to 10 hours per week to our business affairs. Currently, we do not have any full or part-time employees and rely upon outside contractors to assist with the performance of our projects on an as-needed basis.  If the demands of our business require the full business time of Mr. Aguirre, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will incur additional costs for professional fees in the approximate amount of $8,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the production of minerals.  Our exploration activities will be focused on attempting to locate commercially viable mineral deposits on our Mineral Claim.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on our Mineral Claim.  If we are unable to retain qualified personnel to assist us in production activities on our Mineral Claim if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because the Mineral Claim has not been physically examined by our sole officer and director, or by our consulting geologist, we may face an enhanced risk that the property will not contain commercially viable deposits of minerals.

Neither our sole officer and director, Mr. Aguirre, nor our consulting geologist, have visited our Mineral Claim.  As a result, we may face an enhanced risk that, upon management’s physical examination of our Mineral Claim, no commercially viable deposits of minerals will be located. In the event that our continuing exploration of our Mineral Claim reveals that no commercially viable deposits exist on the site, our business will likely fail.

Because of factors beyond our control which could affect the marketability of minerals found, we may experience difficulty selling any minerals we discover.

Even if commercial quantities of mineral reserves are discovered, a ready market may not exist for the sale of these reserves. Numerous factors beyond our control may affect the marketability of any minerals discovered.  These factors include market fluctuations, the proximity and capacity of minerals markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

The Government of the Province of British Columbia regulates mineral exploration or exploitation within that province. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.   While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

Because the Province of British Columbia owns the land covered by the Mineral Claim, our ability to conduct mining operations on the property is subject to the regulatory supervision of the provincial government and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by our Mineral Claim is owned by the Province of British Columbia.  The availability to conduct an exploratory program on the properties is subject to the regulatory oversight of the Province of British Columbia.  In order to keep our Mineral Claim in good standing with the government, exploration work on the Mineral Claim valued at certain minimal amounts stipulated by the government must be completed and reported in a manner stipulated by the Government of British Columbia the event that these work requirements and reporting requirements are not timely satisfied, we could lose our interest in the Mineral Claim and the Mineral Claim could then become available again to any party that wishes to stake an interest in this claim.  In addition, our ability to use mechanical excavating and processing equipment on the claim will be subject to a provincial inspection and permitting process.  In the event that we experience unanticipated difficulty in obtaining the necessary permits, our planned exploration activities could be significantly delayed.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.0075 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose to sell your shares.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 1,500,000 shares of common stock offered at a public offering price of $0.0075 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum

GROSS OFFERING	$11,250	100.0%
Commission 1	$-	0.0%
Net Proceeds	$11,250	100.0%
USE OF NET PROCEEDS
Mineral exploration 2	$11,250	100.0%
TOTAL APPLICATION OF NET PROCEEDS	$11,250	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Mineral exploration: We intend to use the proceeds of this Offering for mineral exploration.  The projected costs of our initial mineral exploration program are as follows:

Mineral Exploration Costs	Amount
Camp Charges	$ 2,013
Geochemical Assays	$ 3,420
Transportation	$ 630
Personnel Costs	$ 4,725
Contingency funds	$ 1,002
Total	$ 11,790

A more detailed description of these costs is given below under the title of “Initial Exploration Budget.”

3 Legal and accounting:  None of the proceeds of this Offering will be used to pay legal, accounting, and related compliance costs to be incurred on a periodic basis as a result of our exploration programs or becoming a public company. Our legal expenses incurred in connection with this Offering will be paid from cash currently on hand. Other expenses associated with this Offering will be paid from a combination of cash on hand and funds to be received as-needed from our sole officer and director, Misael Aguirre.  Mr. Aguirre has offered to fund our basic legal and accounting compliance expenses through additional infusions of debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$8,437	100.0%	$5,625	100.0%	$2,812	100.0%
Commission	$-	0.0%	$-	0.0%	$-	0.0%
Net Proceeds	$8,437	100.0%	$5,625	100.0%	$2,812	100.0%
USE OF NET PROCEEDS
Mineral exploration	$8,437	100.0%	$0	0%	$0	0%
Working capital	$0	0%	$5,625	100.0%	$2,812	100.0%
TOTAL APPLICATION OF NET PROCEEDS	$8,437	100.0%	$5,625	100.0%	$2,812	100.0%

We have sufficient funds to complete the initial phase of our mineral exploration program. Should we raise only 75% of the maximum offering, or if we were we to incur unforeseen corporate expenses prior to the commencement of our exploration program, Phase 1 of the planned exploration on our Mineral Claim can be scaled back from $11,790 to $8,370 if the geochemical assay of our rock and soil samples were delayed. Were funding in the form of Offering proceeds and/or other funds in the amount of at least $8,370 not available at the time of the commencement of our mineral exploration program, the recommended work program would be deferred until such time as cash on hand were available and the proceeds of the Offering would be reserved for working capital pending our ability to raise additional funds.

The legal and accounting costs of this Offering will be paid from cash on hand and/or through additional infusions of debt capital on an as-needed basis from our sole officer and director, Mr. Aguirre. Mr. Aguirre has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

We currently do not have any firm arrangements for financing in addition to the financing contemplated by this prospectus. We may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for minerals and the costs of exploring for or commercial production of this material.

Determination of Offering Price

We closed an issue of 1,600,000 shares of common stock on April 30, 2014 to Mr. Misael Aguirre, our president and sole director. Mr. Aguirre acquired these shares in exchange for $12,000 at a price of $0.0075 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

The $0.0075 per share offering price of our common stock was arbitrarily chosen by management to equal the price per share paid by Mr. Aguirre. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Plan of Distribution

The Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority (FINRA). The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 1,500,000 shares of common stock. The offering price is $0.0075 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 1,500,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

On April 28, 2014 our sole officer and director loaned the Company $23,000. Our sole officer and Director, Mr. Aguirre, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

Upon completion of this offering, we shall have raised and borrowed enough money to effectuate our business plan.

At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and director. The Officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our Officer and Director satisfies the requirements of Rule 3(a) 4-1 in that:

1.

He is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

2.

He is not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

He is not, at the time of his participation, an associated person of a broker- dealer; and

4.

He meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily performs, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) he did not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. All checks for subscriptions must be made payable to "Nogales Resources Corp.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of July 31, 2014, there were 1,600,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.

The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.

The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.

Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.

Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.

Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.

Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.

Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act").  We will remain an "emerging growth company" for up to five years, or until the earliest of:

        (i)    the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

       (ii)   the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

       (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

•

not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

•

reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•

exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible assets as of July 31, 2014 was ($1,658) or approximately ($0.00104) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2014.   Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of the closing of this offering, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering of 1,500,000 shares, or 75%, 50% or 25% of the offering.

Fixed Assets	$0
Current Assets	$21,697.00
Current Liabilities	$0
Long term Liabilities	$23,355.00
Historical Net Tangible Asset	$(1,658.00)
Historical Net Tangible Asset/share	$(0.00104)

Data from IPO

Par Value per Share	$0.0010
Offering Price per Share	$0.00750
Number of Shares outstanding	$1,600,000
Number of Shares offering on direct basis	$1,500,000
Post offering number of shares outstanding	$3,100,000
Total Amount to be receive from offering	$11,250
Expense of Distribution	0

Net Tangible Book Value ("NTBV") Dilution Table

Purchasers of Shares in this Offering if ;	100% of Shares Sold	75% of Shares Sold	50% of Shares Sold	25% of Shares Sold
Price per share	$0.00750	0.00750	0.00750	0.00750
Post offering net tangible book value	$9,592	7,194	4,796	2,398
Post offering NTBV per share	$0.00309	0.00264	0.00204	0.00121
Pre-offering NTBV	$(1658.00)	(1,658.00)	(1,658.00)	(1,658.00)
Pre-offering NTBV per share	$(0.00104))	(0.00104)	(0.00104)	(0.00104)
Increase in NTBV per share attributable to cash payment by purchasers	$0.00413	0.00368	0.00308	0.00225
Percentage Increase in NTBV per share attributable to the cash payment made by purchasers	133.5%	139.3%	150.8%	185.3%
Amount of Immediate dilution in NTBV which will be absorbed by purchasers	$0.00337	0.00382	0.00442	0.00525
Percentage Amount of Immediate dilution in NTBV which will be absorbed by purchasers	55.1%	49.0%	41.0%	30.0%

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Clark Corporate Law Group LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

DeJoya Griffith, LLC, has audited our financial statement for our fiscal year ending April 30, 2014.  Included in this prospectus and registration statement to the extent and for the periods set forth in their consolidated statement.   The report of DeJoya Griffith, LLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal business address  is;  PO Box 80., Calle Colombia #1014, Colonia 5 de Diciembre, Puerto Vallarta, CP 48351, Jalisco, Mexico. Our sole officer and director provides space for our business operations free of charge. Our registered office is 50 West Liberty Street, Suite 880, Reno, Nevada, 89501.

Subsequent to our formation, we reviewed a number of mineral exploration opportunities which were presented to us by our Consulting Geologist and/or their affiliates and consequently acquired the Donald mineral claim.

Our Consulting Geologist is well experienced in the mineral exploration business. He has agreed to provide all of the mineral exploration services which we will require to complete initial phase of or our mineral exploration program. These services include the supervision of the field work, the mobilization of our Consulting Geologist’s field crew to our mineral claim, and camp and technical support such as radio and telephone communication from our mineral claim. Our Consulting Geologist, Mr. Jason McLaughlin will visit our mineral claim and supervise the mineral exploration program. Depending upon the findings of that program further visits to the site may be warranted.

We have a written agreement with our Consulting Geologist that requires him to review all of the results from the exploration work performed upon our mineral claim, to make recommendations based upon those results, and to conduct any exploration programs on the mineral claim that we may require. Mr. McLaughlin, our Consulting Geologist will be in charge of our exploration programs and shall visit the property in order to conduct our exploration project which is expected to commence in the spring of 2015. Should our Consulting Geologist recommend commencing with an additional mineral exploration program, Mr. Aguirre plans on visiting our mineral claim.

We have a written agreement with our accountants to perform requested financial accounting services and a written agreement with our outside auditors to perform auditing functions.

As our initial mineral exploration programs will likely be conducted in Canada, we have a Corporate Business Services Agreement with a Canadian corporation to provide us with administrative services.

In General

We are an exploration stage company engaged in the exploration of a mineral property. We have optioned our Donald mineral claim from Barry J. Price, P. Geologist, Vancouver, B.C. The Mineral Claim totals roughly 1,300 acres or 2.03 square miles in size and is located approximately 59miles northeast of the community of Fort St. James, British Columbia.

The Mineral Claim comprises a rectangular shaped block of land of approximately 1.5 miles long by 1.3 miles wide and  is located along the Pinchi Fault Zone. Historic exploration work shows that the claims are located within an area that has potential for copper mineralization.

Exploration of our Mineral Claim is required before a determination as to its viability can be made. We intend to conduct the first phase of our exploration program commencing in the spring of 2015. Upon the completion of the initial phase of our exploration program, we intend to request that our Consulting Geologist to review the results of the initial and possible subsequent exploration programs and report back to us with recommendations, if any, with regard to further exploration programs. Further exploration phases of our exploration program will be dependent upon a number of factors such as our Geological Consultant’s recommendations and our available funds. We currently plan to have our Consulting Geologist, Mr. Jason McLaughlin perform the initial phase of our exploration program.  Mr. McLaughlin is in the business of doing geological explorations and has access to capable staff, or available through sub-contracting.

The property is located in the central portion of British Columbia on lands owned by the Province of British Columbia.    All of the property comprising the Mineral Claim was staked pursuant to the British Columbia mineral tenure system. See, “Ownership and Claim Status,” below.

Our Consulting Geologist has recommended a modest program consisting of basic prospecting techniques and geochemical sampling.   It is proposed that program costs be minimized by accessing the property by truck via the Leo Creek Forest Service Road from Fort St. James and utilizing the Takatoot Lake Recreation Site campground.  Two workers comprising a geologist and a field helper should cover as much of the property as possible during a 7-day program.  Collected media for ICP (Inductively Coupled Mass Spectrometer Analysis) assay should consist of stream sediments if accessible, rocks wherever located, and soil samples collected on a strategic and systematic basis.  Soil sampling should be conducted along four or more lines separated by 500 m and samples taken at evenly spaced intervals of 100 m resulting in approximately 100 samples total (as shown diagrammatically in the figure below).  Samples will be submitted for multi-element assay at an accredited laboratory and examined for highly anomalous elements and recognizable trends.  From the results of this program a follow-up exploration program will be planned should the initial exploration results warrant further field work.

Proposed Soil Sampling - Donald Claim 2014
364,000 mE
366,000 mE
6,112,000 mN
6,110,000 mN
0
1
2
kilometres
N

Initial Exploration Budget

	Unit	Number	Cost	Total US Funds
CAMP CHARGES
Travel to/from site	Per	2	450	$900
Daily (Food, expenses etc.)	Man-days	14	68	$952
Communications (Radio rental)	Days	7	23	$161
Geochemical Program
Soil Sample Assays	Per	100	27	$2,700
Rock Sample Assays	Per	20	36	$720
Transportation
Truck Rental	Days	7	90	$630
Personnel
Geologist	Days	7	450	$3,150
Field Helper	Days	7	225	$1,575
Subtotal				$10,788
Contingency				$1,002
TOTAL COST OF PROGRAM				$11,790

Location and Access

The Donald Property is located in central British Columbia approximately 56 miles northeast of the community of Fort St. James and 87 miles northeast of the community of Smithers.  The property is easily accessed via the Leo Creek Forest Service Road (FSR) directly from Fort St. James, an approximately two hour drive.  The Leo Creek FSR, an all-weather gravel road, crosses the southwest corner of the claim.

Physiography, Vegetation and Climate

The Donald Property is located at the northern margin of the Nechako Plateau, the northernmost subdivision of the Interior Plateau, at an altitude of approximately 3,000 feet above sea level.  The region is an area of low relief with large areas of flat or gently rolling land and minor low-lying areas of swampy ground.  The property is densely forested with spruce, balsam and pine.  The west side of the property is bounded by Takatoot Lake and the north part of the claim incorporates a part of Tlutsacho Lake.

The plateau is protected from the Pacific weather systems by the Coast Mountains and Hazelton Mountains, resulting in a semi-arid environment characterized by dry, warm summers and dry, cold winters.

Logistics and Infrastructure

The region is serviced by an extensive and well-maintained series of logging roads.  The Donald Claim is crossed by the Leo Creek Forest Service Road which is maintained year round including grading, snow removal, and calcium application in the Fort St James Forest District.  The nearest power transmission is the Babine line approximately 43 miles east.  Water sources sufficient for mining or exploration are readily available in this region.

All services and supplies are available from Fort St. James, an easy two hour drive from the property along the Leo Creek FSR.  Fort St. James has a population of approximately 5000 and a ready workforce that is well versed in the exploration, forestry and construction industries.  Additional labor and more complete services are available from Smithers and the city of Prince George, 100 miles distant from Fort St. James by paved highway.

Two nearby provincial recreation sites, Kloch Lake approximately 6 miles south, and Takatoot Lake Provincial Recreation Site at the west end of Takatoot Lake, include tent sites, tables and toilet facilities.  Either of these might offer a convenient place from which to stage a short-term, grass-roots exploration program.

Ownership and Claim Status

The property consists of consists of a single BC Mineral Tenure covering 1,280 acres of unsurveyed crown land. The Donald claim (Record Number 110216069) is owned 100% by registered owner Barry J. Price (BC Free Miner Certificate# 121855).  At the time of writing, the claim remains in good standing until May 15th, 2015. Access to the Property is via public roads and does not require permits though there is extensive logging truck traffic on the access roads and use of two-way radios is highly recommended. The mineral tenures are for sub-surface rights only, there are no surface rights associated with the tenures. In order to maintain the claims in good standing assessment work must be done and filed with the British Columbia Provincial Government. Assessment Work means the cost of mineral exploration and development work on the mineral claim which must have been incurred and filed with the provincial authorities prior to each anniversary date of the mineral claim. The requirements are as follows:

•

$2.02 per acre for each of the first and second anniversary years;

•

$4.04 per acre for each of the third and fourth anniversary years;

•

$6.06 per acre for each of the fifth and sixth anniversary years, and;

•

$8.08 per acre for each subsequent anniversary year;

The B.C. Government authorities will also accept cash payments in lieu of Assessment Work in the amount of twice the Assessment Work rate. If upon the expiration of the anniversary date Assessment Work has not been done and filed, or payments in lieu have not been made, the mineral claim lease will be automatically cancelled.

During the term of our Option Agreement on the Donald Claim with Mr. Price, it is our responsibility to maintain the mineral property in good standing with the Government of British Columbia.

We are unaware of any outstanding liabilities or issues regarding environmental, permitting, social impact or community impact.  Any exploration work in British Columbia that does not result in ground disturbance can be completed without a work permit; programs that will cause disturbance, such as road construction, trenching or drilling will require a notice of work permit.

Although the Donald Claim does not lie within First Nations Treaty Lands nor on an established Native Reserve, it does lie within the traditional territory of the Tlazten Nation.  In making any decisions regarding development projects, the Ministry of Energy and Mines is required to meet applicable legal obligations to consult and, if appropriate, accommodate affected First Nations.  Proactive engagement with local First Nations is recommended.

The Option Agreement Terms

Under the terms of an option between the Company and Barry J Price dated May 20, 2014, The Option may be exercised at any time by the Company by:

a)

paying Price one thousand one hundred and fifty dollars US ($1,150) upon the execution of the agreement, and;

b)

paying Price ten thousand dollars US ($10,000) on or before April 30, 2017

c)

For income tax purposes, all Exploration Expenditures incurred by the operator pursuant to such programs shall be incurred for the benefit of NRC; and

d)

Until such time as the Option Agreement is exercised in accordance with the terms of the Option Agreement, the Company’s interest in the mineral claim shall be those of an Optionor.

We have no proven, possible and implied reserves on our mineral claim. Depending upon the outcome of our mineral exploration programs an economic feasibility study would be undertaken to determine proven, possible and implied reserves prior to making any production decisions. We could expend many millions of dollars on exploration activities prior to determining if a feasibility study is warranted or not.

Our planned additional exploration activities will be designed to explore for additional indications that our Mineral Claim may contain commercially viable quantities of minerals. We have not identified commercially exploitable reserves of minerals on our Mineral Claim to date.  We are an exploration stage company and there is no assurance that commercially viable minerals quantities exist on our Mineral Claim.  In addition, our sole officer and director, Mr. Aguirre, has not yet visited the property.  As a result, we may face an enhanced risk that, upon management’s physical examination of our Mineral Claim, if no commercially viable deposits of minerals have been located.

Our Mineral Claim is without known reserves and our proposed program is exploratory in nature.

Target Deposit Models

The Donald Property consists primarily of rocks assigned to the Quesnel Terrane and is advantageously situated along the Pinchi Fault.  The Pinchi Fault and its splays, as well as zones of distributed strain in the rocks around it, provide likely structural controls for mineralization.  Numerous deposits and mineral prospects are localized along and near the main fault, including the Lorraine Copper Deposit, The Kwanika porphyry copper deposit, the Pinchi and Takla Bralorne mercury mines, gold-bearing quartz-stibnite veins at the Snowbird and Indata prospects and the Lustdust skarn-manto system 4 km west of the fault.  Of the various deposit types found in the region, porphyry copper deposits command the bulk of exploration focus.

Copper Porphyry Deposits

Porphyry copper deposits are large, relatively low-grade intrusion-related deposits in which primary (hypogene) ore minerals are dominantly structurally controlled and which are spatially and genetically related to felsic to intermediate porphyritic intrusions (Kirkham, 1972).  Porphyry deposits represent the most important source of both copper and molybdenum in the world as well as major sources of gold and silver.  The Quesnel-Stikine Terrane is host to almost all economically important deposits currently under development in British Columbia.  Some calc-alkalic porphyry copper-molybdenum ± gold ± silver and alkalic porphyry copper-gold-silver ± molybdenum ± palladium/palladium deposits and past or present producers found within Quesnellia- Stikina include: Copper Mountain, Afton, Mt. Polley, Galore Creek, Kemess (North and South), and the Red Chris (see figure below).   The very large Mt. Milligan deposit is 43 miles east of the Donald Claim and Serengeti Resource’s impressive Kwanika Deposit, where proximity of the north-striking Pinchi fault zone is evidenced by the presence of numerous fractures, shears and faults.  Serengeti’s Kwanika deposit is approximately 19 miles north.

Current Condition of our Mineral Claim

Our mineral claim may be accessed by an all-weather Forest Service Road but is otherwise unimproved.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We were incorporated on April 9, 2014 and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of our Mineral Claim.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and enter into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Aguirre. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

On May 8, 2014, the Company incorporated a wholly-owned subsidiary, NRC Exploration LLC in the State of Nevada for the purpose of conduction mineral exploration.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officer, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

one percent of the number of shares of the company's common stock then outstanding; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOGALES RESOURCES CORP.

FINANCIAL STATEMENTS

April 30, 2014

(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Nogales Resources Corp.

We have audited the accompanying balance sheet of Nogales Resources Corp. (the "Company") as of April 30, 2014 and the related statements of operations, stockholder’s equity, and cash flows from inception (April 9, 2014) to April 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nogales Resources Corp. as of April 30, 2014 and the result of its operations and its cash flows from inception (April 9, 2014) to April 30, 2014, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

Henderson, Nevada

June 6, 2014.

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

www.dejoyagriffith.com

NOGALES RESOURCES CORP.

BALANCE SHEET

(Stated in US Dollars)

April 30,
ASSETS	2014

Current
Cash	$34,959

Total assets	$34,959

LIABILITIES

Current
Accounts payable and accrued liabilities	$1,441
Total current liabilities	1,441

Long term liabilities
Due to related party - Note 4	23,000
Total long term liabilities	23,000

Total liabilities	24,441

STOCKHOLDER’S EQUITY

Preferred stock, $0.001 par value
10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value - Notes 4 and 5
90,000,000 shares authorized
1,600,000 shares issued and outstanding	1,600
Additional paid in capital	10,400
Accumulated deficit	(1,482)

Total stockholder’s equity	10,518

Total liabilities & stockholder’s equity	$34,959

SEE ACCOMPANYING NOTES

NOGALES RESOURCES CORP.

STATEMENT OF OPERATIONS

(Stated in US Dollars)

From
inception
(April 9,
2014) to
April 30,
2014

Expenses
Bank charges	$41
Legal fees	1,316
Office expenses	125

Net loss	$(1,482)

Basic loss per share	$(0.02)

Weighted average number of shares outstanding - basic	76,091

SEE ACCOMPANYING NOTES

NOGALES RESOURCES CORP .

STATEMENT OF STOCKHOLDER’S EQUITY

for the period from inception (April 9, 2014) to April 30, 2014

(Stated in US Dollars)

					Additional
					Paid In	Accumulated
	Preferred Shares		Common Shares		Capital	Deficit	Total
	Number	Amount	Number	Amount
Balance, inception (April 9, 2014)	-	$-	-	$-	$-	$-	$-

Capital stock issued to founder for cash:	-	-	1,600,000	1,600	10,400	-	12,000
Net loss for the period	-	-	-	-	-	(1,482)	(1,482)

Balance, April 30, 2014	-	$-	1,600,000	$1,600	$10,400	$(1,482)	$10,518

SEE ACCOMPANYING NOTES

NOGALES RESOURCES CORP.

STATEMENT OF CASH FLOWS

(Stated in US Dollars)

From
inception
(April 9,
2014) to
April 30,
2014

Cash Flows used in Operating Activities
Net loss	$(1,482)
Changes in non-cash working capital items:
Accounts payable and accrued liabilities	1,441

Net cash used in operating activities	(41)

Cash Flows from Financing Activities
Capital stock issued	12,000
Due to related party	23,000

Net cash provided by financing activities	35,000

Increase in cash during the period	34,959

Cash, beginning of the period	-

Cash, end of the period	$34,959

Supplemental information

Interest and taxes paid in cash	$-

SEE ACCOMPANYING NOTES

NOGALES RESOURCES CORP.

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2014

(Stated in US Dollars)

Note 1

Nature of Operations and Ability to Continue as a Going Concern

The Company was incorporated in the state of Nevada, United States of America on April 9, 2014.  The Company was formed for the purpose of acquiring exploration and development stage mineral properties.  The Company’s year-end is April 30.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  The Company has yet to achieve profitable operations, has accumulated losses of $1,482 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing from shareholders or other sources to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in US dollars.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which may have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash

Cash consists of all highly liquid investments that are readily convertible to cash within 90 days when purchased.

Nogales Resources Corp. Notes to the Consolidated Financial Statements April 30, 2014 (Stated in US Dollars)

Note 2

Summary of Significant Accounting Policies - (cont’d)

Mineral Property

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.

In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations

Asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, are recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is amortized, such that the cost of the ARO is recognized over the useful life of the assets.  The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted fair value is accreted to the expected settlement value.  The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.  As of November 30, 2013 and November 30, 2012, the Company has determined no provision for ARO’s is required.

Nogales Resources Corp. Notes to the Consolidated Financial Statements April 30, 2014 (Stated in US Dollars)

Note 2

Summary of Significant Accounting Policies - (continued)

Impairment of Long- Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360- 0 through 15-5, Impairment or Disposal of Long- Lived Assets.

Foreign Currency Translation

The Company’s functional currency is the United States dollar. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”).

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Accumulated Other Comprehensive Income account in Stockholder’s Equity, if applicable.  Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations and Comprehensive Loss.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Nogales Resources Corp. Notes to the Consolidated Financial Statements April 30, 2014 (Stated in US Dollars)

Note 2

Summary of Significant Accounting Policies - (cont’d)

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method.  Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

Newly Issued Accounting Pronouncements

The Company has reviewed issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have an impact on its results of operations or financial position.

Note 3

Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.  Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 - inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 - inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Nogales Resources Corp. Notes to the Consolidated Financial Statements April 30, 2014 (Stated in US Dollars)

Note 3

Financial Instruments - (Cont’d)

Level 3 - inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities which consist of cash, accounts payable and accrued liabilities, and due to related parties in management’s opinion approximate their fair value due to the short maturity of such instruments.  These financial assets and liabilities are valued using level 3 inputs, except for cash which is at level 1.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Note 4

Related Party Transactions

On April 30, 2014, the Company received and accepted a subscription to purchase 1,600,000 common shares at $0.0075 per share for aggregate proceeds of $12,000 from the Company’s president.  The subscription agreement permitted the Company to accept 160,000 Mexican Peso’s in full settlement of the share subscription.  The share subscription was settled in Mexican Peso’s.

On April 28, 2014, the Company President loaned $23,000 to the Company and the Company issued a promissory note in the amount of $23,000.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2018.  During the period ended April 30, 2014 the Company charged interest expense of $nil pursuant to this note payable.  Total accrued interest on this note as of April 30, 2014 was $nil.

Note 5

Capital Stock

The authorized common stock of the Company consists of 90,000,000 shares of common stock with par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. As of April 30, 2014 the Company had 1,600,000 common stock and zero preferred stock outstanding.

On April 30, 2014, the Company issued 1,600,000 common shares to the Company’s president at $0.0075 per share for total proceeds of $12,000.

Nogales Resources Corp. Notes to the Consolidated Financial Statements April 30, 2014 (Stated in US Dollars)

Note 6

Income Taxes

A reconciliation of the income tax provision computed at statutory rates to the reported tax provision is as follows:

April 9,
2014 (Date
of Inception) to
April 30
2014

Basic statutory and state income tax rate	35.0%

April 9,
2014 (Date
of Inception) to
April 30
2014

Approximate loss before income taxes	$ 1,482

Expected approximate tax recovery on net loss, before income tax	$ 519
Changes in valuation allowance	(519)
Deferred income tax recovery	$ -

Significant components of the Company’s deferred tax assets and liabilities are as follows:

April 9,
2014 (Date
of Inception) to
April 30
2014

Deferred income tax assets
Non-capital losses carried forward	$ 519
Mineral properties	-
Less: valuation allowance	(519)
Deferred income tax assets	$ -

At April 30, 2014, the Company has incurred accumulated net operating losses in the United States of America totalling approximately $1,482 which are available to reduce taxable income in future taxation years.

These losses expire as follows:

Year of Expiry	Amount

2033	$ 1,482

Nogales Resources Corp. Notes to the Consolidated Financial Statements April 30, 2014 (Stated in US Dollars)

Note 6

Income Taxes - (Cont’d)

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more-likely-than-not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 7

Subsequent Event

a)

On May 8, 2014, the Company incorporated a wholly-owned subsidiary, NRC Exploration LLC in the State of Nevada, United States of America (“USA”) for the purpose of mineral exploration in North America.

b)

On May 20, 2014, the Company’s wholly owned subsidiary, NRC Exploration Ltd (“NRC”) entered into a property option agreement whereby NRC was granted an option to earn up to an 100% interest in the Donald mineral claims #1028301” (“the DON claims”).

The DON claims are located in the Ominica mining district of the Province of British Columbia Canada, and are comprise 517 hectares.

Consideration for the option consists of cash payments totalling US$11,150, of which US$1,150 is payable upon the execution of the agreement (paid) and US$10,000 is due on or before April 30, 2017.

c)

Subsequent events were evaluated through June 6, 2014, the date the financial statements were issued.

CONSOLIDATED FINANCIAL STATEMENTS

NOGALES RESOURCES CORP.

CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2014

(Stated in US Dollars)

(Unaudited)

NOGALES RESOURCES CORP.

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars)

(Unaudited)

	July 31,	April 30,
ASSETS	2014	2014

Current
Cash	$21,447	$34,959
Prepaid expenses	250	-

Total current assets	21,697	-

Mineral property option - Note 5	1,150	-

Total assets	$22,847	$34,959

LIABILITIES

Current
Accounts payable and accrued liabilities	$-	$1,441
Total current liabilities	-	1,441

Long term liabilities
Accrued interest- related party - Note 6	355	-
Due to related party - Note 6	23,000	23,000
Total long term liabilities	23,355	23,000

Total liabilities	23,355	24,441

STOCKHOLDER'S EQUITY (DEFICIT)

Preferred stock, $0.001 par value
10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value - Notes 6 and 7
90,000,000 shares authorized
1,600,000 shares issued and outstanding	1,600	1,600
Additional paid in capital	10,400	10,400
Accumulated deficit	(12,508)	(1,482)

Total stockholder's equity (deficit)	(508)	10,518

Total liabilities & stockholder's equity (deficit)	$22,847	$34,959

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

NOGALES RESOURCES CORP.

 CONSOLIDATED STATEMENT OF OPERATIONS

(Stated in US Dollars)

(Unaudited)

Three Months Ended
July 31, 2014
Expenses
Audit and accounting fees	$5,465
Bank charges	196
Foreign exchange	3
Legal fees	1,407
Office expenses	800
Mineral property - exploration costs	2,000
Transfer and filing fees	800

Operating loss	10,671

Interest expense - Note 6	355

Net loss	$(11,026)

Basic loss per share	$(0.01)

Weighted average number of shares outstanding - basic	1,600,000

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

NOGALES RESOURCES CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

For the period from inception (April 9, 2014) to July 31, 2014

(Stated in US Dollars)

(Unaudited)

					Additional
					Paid In	Accumulated
	Preferred Shares		Common Shares		Capital	Deficit	Total
	Number	Amount	Number	Amount
Balance, inception (April 9, 2014)	-	$-	-	$-	$-	$-	$-

Capital stock issued to founder for cash:	-	-	1,600,000	1,600	10,400	-	12,000
Net loss for the period	-	-	-	-	-	(1,482)	(1,482)

Balance, April 30, 2014	-	$-	1,600,000	$1,600	$10,400	$(1,482)	$10,518

Net loss for the period	-	-	-	-	-	(11,026)	(11,026)

Balance, July 31, 2014	-	$-	1,600,000	$1,600	$10,400	$(12,508)	$(508)

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

NOGALES RESOURCES CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Stated in US Dollars)

(Unaudited)

Three Months Ended
July 31, 2014
Cash Flows used in Operating Activities
Net loss	$(11,026)
Changes in non-cash working capital items:
Prepaid expenses	(250)
Accounts payable and accrued liabilities	(1,441)
Accrued interest - related party	355

Net cash used in operating activities	(12,362)

Cash flows from investing activities
Acquisition of mineral property option	(1,150)

Net cash used by investing activities	(1,150)

Decrease in cash during the period	(13,512)

Cash, beginning of the period	34,959

Cash, end of the period	$21,447

Supplemental information

Interest and taxes paid in cash	$-

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS

NOGALES RESOURCES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2014

(Stated in US Dollars)

(Unaudited)

Note 1

Basis of Presentation

While the information presented in the accompanying July 31, 2014 interim consolidated financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with the accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.  These interim consolidated financial statements should be read in conjunction with the Company’s April 30, 2014 audited financial statements (notes thereto) included in the Company’s Form S-1.

Operating results for the three months ended July 31, 2014 are not necessarily indicative of the results that can be expected for the year ending April 30, 2015.

Note 2

Nature of Operations and Ability to Continue as a Going Concern

The Company was incorporated in the state of Nevada, United States of America on April 9, 2014.  The Company was formed for the purpose of acquiring and developing mineral properties.  The Company’s year-end is April 30.

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  The Company has yet to achieve profitable operations, has accumulated losses of $12,508 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing from shareholders or other sources to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Nogales Resources Corp. Notes to the Consolidated Financial Statements July 31, 2014 (Stated in US Dollars) (Unaudited)

Note 3

Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in US dollars.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which may have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and NRC Exploration LLC., a wholly owned subsidiary incorporated in Nevada, USA on May 8, 2014.  All significant inter-company transactions and balances have been eliminated.

Cash

Cash consists of all highly liquid investments that are readily convertible to cash within 90 days when purchased.

Mineral Property

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.

In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.

Nogales Resources Corp. Notes to the Consolidated Financial Statements July 31, 2014 (Stated in US Dollars) (Unaudited)

Note 3

Summary of Significant Accounting Policies - (cont’d)

Mineral Property - (cont’d)

Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations

Asset retirement obligations (“ARO”) associated with the retirement of a tangible long-lived asset, are recognized as liabilities in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated assets. The cost of tangible long-lived assets, including the initially recognized ARO, is amortized, such that the cost of the ARO is recognized over the useful life of the assets.  The ARO is recorded at fair value, and accretion expense is recognized over time as the discounted fair value is accreted to the expected settlement value.

The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate.  As of July 31, 2014the Company has determined no provision for ARO’s is required.

Impairment of Long- Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-0 through 15-5, Impairment or Disposal of Long- Lived Assets.

Foreign Currency Translation

The Company’s functional currency is the United States dollar. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”).

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Accumulated Other Comprehensive Income account in Stockholder’s Equity, if applicable.  Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations and Comprehensive Loss.

Nogales Resources Corp. Notes to the Consolidated Financial Statements July 31, 2014 (Stated in US Dollars) (Unaudited)

Note 3

Summary of Significant Accounting Policies - (cont’d)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method.  Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Newly Issued Accounting Pronouncements

We have reviewed all new accounting pronouncements and, except as set forth below, do not expect any new pronouncements or guidance to have an impact on our results of operations or financial position:

We have elected to adopt FASB Accounting Standards Update No. 2014-10, which amends Topic 915 of the FASB Accounting Standards Codification to remove the financial reporting distinction between exploration stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for exploration stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholder’s equity (deficit), (2) label the financial statements as those of a exploration stage entity, (3) disclose a description of the exploration stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a exploration stage entity that in prior years it had been in the exploration stage.  Although we do not expect this pronouncement to affect our actual results of operations or financial position, it will affect the presentation of our financial statements, in that inception-to-date information will not be presented in our statements of operations, cash flows, or stockholder’s equity (deficit).

Nogales Resources Corp. Notes to the Consolidated Financial Statements July 31, 2014 (Stated in US Dollars) (Unaudited)

Note 4

Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.  Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 - inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 - inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities which consist of cash, accounts payable and accrued liabilities, and due to related parties in management’s opinion approximate their fair value due to the short maturity of such instruments.  These financial assets and liabilities are valued using level 3 inputs, except for cash which is at level 1.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Note 5

Mineral Property

On May 20, 2014, the Company’s wholly owned subsidiary, NRC Exploration Ltd (“NRC”) entered into a property option agreement whereby NRC was granted an option to earn up to an 100% interest in the Donald mineral claim #1028301”.  The Donald claim is located in the Omineca mining district of the Province of British Columbia Canada, and comprises 517 hectares.

Consideration for the option consists of cash payments totaling US$11,150, of which US$1,150 is payable upon the execution of the agreement (paid) and US$ 10,000 is due on or before April 30, 2017.

Nogales Resources Corp. Notes to the Consolidated Financial Statements July 31, 2014 (Stated in US Dollars) (Unaudited)

Note 6

Related Party Transactions

On April 30, 2014, the Company received and accepted a subscription to purchase 1,600,000 common shares at $0.0075 per share for aggregate proceeds of $12,000 from the Company’s president.  The subscription agreement permitted the Company to accept 160,000 Mexican Peso’s in full settlement of the share subscription.  The share subscription was settled in Mexican Peso’s.

On April 28, 2014, the Company President loaned $23,000 to the Company and the Company issued a promissory note in the amount of $23,000.  The promissory note is unsecured, bears interest at 6% per annum, and matures on December 31, 2018.  During the three month period ended July 31, 2014 the Company charged interest expense of $355 pursuant to this note payable.  Total accrued interest on this note as of July 31, 2014 was $355.

Note 7

Capital Stock

The authorized common stock of the Company consists of 90,000,000 shares of common stock with par value of $0.001 and 10,000,000 shares of preferred stock with a par value of $0.001. As of July 31, 2014 the Company had 1,600,000 common stock and zero preferred stock outstanding.

On April 30, 2014, the Company issued 1,600,000 common shares to the Company’s president at $0.0075 per share for total proceeds of $12,000.

Note 8

Subsequent Events

The Company has determined there are no reportable subsequent events.

Subsequent events were evaluated through September 5, 2014, the date the financial statements were issued.

Management discussion and analysis

Our business plan is to proceed with the exploration of our Mineral Claim to determine whether there are commercially exploitable reserves of minerals.  We intend to proceed with an initial exploration program as recommended by our consulting geologist.

Our Consulting Geologist is well experienced in the mineral exploration business and provided us with the expected costs of the initial exploration program. Our Consultant Geologist can either provide all of the geological services which we will require or sub-contract out these services to others. We have a written agreement with our Consulting Geologist that requires him to review all of the results from the exploration work performed upon our mineral claim, to make recommendations based upon those results, and to conduct any exploration programs on the mineral claim that we may require. Our Consulting Geologist will be in charge of our exploration programs and shall visit the property in order to conduct our initial exploration project which is expected to commence in the spring of 2015.

We have no proven, possible and implied reserves on our mineral claim. Depending upon the outcome of our mineral exploration programs an economic feasibility study would be undertaken to determine proven, possible and implied reserves prior to making any production decisions. We could expend many millions of dollars on exploration activities prior to determining if a feasibility study is warranted or not.

Our planned additional exploration activities will be designed to explore for additional indications that our Mineral Claim may contain commercially viable quantities of minerals. We have not identified commercially exploitable reserves of minerals on our Mineral Claim to date.  We are an exploration stage company and there is no assurance that commercially viable minerals quantities exist on our Mineral Claim.

From the proceeds of this offering we do not intend to repay related party loans or to make other payments to related parties.

We intend to carry out a sequence of mineral exploration programs on our mineral property advancing us from our first or initial exploration program to production. Expenditures on each of our successive mineral exploration program shall depend upon the recommendations of our consulting geologist and the availability of exploration funding. Our initial exploration program is expected to cost us $11,790.  See “Operating Budget” below.

Mining exploration and development permits are regulated in the Province of British Columbia by the British Columbia Ministry of Energy and Mines. Our initial exploration program will consist of a reconnoitering of our mineral property by our consulting geologist and a helper, and the collection of surface soil and rock samples for assaying. These activities do not require permitting within the Province.

Mr. Misael Aguirre, our sole officer and director currently devotes only 5 to 10 hours per week to our business. Should the results of our exploration programs warrant it, he will devote more time to our company  in order to visit our mineral claim, and to devote additional time to arrange for financings either personally or through arrangements with outside financial consultants. We currently do not have an arrangement with a financial consultant and Mr. Aguirre does not have significant personal experience in raising capital.

Our sole officer, sole director, and controlling shareholder, does not have any prior mining experience or any technical training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Aguirre’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could be impaired due to management’s lack of experience in geology and engineering.

Our sole officer and director, lacks any prior experience as a company chief executive.  In addition, Mr. Aguirre has no experience managing a publicly reporting company.  Accordingly, Mr. Aguirre will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as the ongoing funding of our company, public relations, investor relations, and corporate governance.

We rely on outside contractors to assist us in the operation of our business. These arrangements are either verbal or contractual. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

Subsequent to our formation, we reviewed a number of mineral exploration opportunities which were presented to us by our Consulting Geologist and/or their affiliates and consequently acquired the Donald mineral claim.

Our Consulting Geologist is well experienced in the mineral exploration business. He has agreed to provide all of the mineral exploration services which we will require to complete initial phase of or our mineral exploration program. These services include the supervision of the field work, the mobilization of our Consulting Geologist’s field crew to our mineral claim, and camp and technical support such as radio and telephone communication from our mineral claim. Our Consulting Geologist, Mr. Jason McLaughlin will visit our mineral claim and supervise the mineral exploration program. Depending upon the findings of that program further visits to the site may be warranted.

We have a contractual agreement with our Consulting Geologist that requires him to review all of the results from the exploration work performed upon our mineral claim, to make recommendations based upon those results, and to conduct any exploration programs on the mineral claim that we may require. Mr. McLaughlin, our Consulting Geologist will be in charge of our exploration programs and shall visit the property in order to conduct our exploration project which is expected to commence in the spring of 2015. Should our Consulting Geologist recommend commencing with an additional mineral exploration program, Mr. Aguirre plans on visiting our mineral claim.

We have a verbal agreement with our accountants to perform requested financial accounting services and a written agreement with our outside auditors to perform auditing functions.

As our initial mineral exploration programs will likely be conducted in Canada, we have a Corporate Business Services Agreement with a Canadian corporation to provide us with administrative services.

We have elected to adopt FASB Accounting Standards Update No. 2014-10, which amends Topic 915 of the FASB Accounting Standards Codification to remove the financial reporting distinction between exploration stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for exploration stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholder’s equity (deficit), (2) label the financial statements as those of a exploration stage entity, (3) disclose a description of the exploration stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a exploration stage entity that in prior years it had been in the exploration stage.  Although we do not expect this pronouncement to affect our actual results of operations or financial position, it will affect the presentation of our financial statements, in that inception-to-date information will not be presented in our statements of operations, cash flows, or stockholder’s equity (deficit).

Operating Budget for the Calendar Year Ending July 31, 2015

The operating budget for the fiscal year ending April 30, 2015 consists of planned expenditures for our initial mineral exploration program, as described above, and for necessary legal and accounting expenses.  Management’s estimate of our planned expenditures by category and by calendar quarter for the next calendar year are set forth below:

Calendar year ending July 31, 2015
	Q1	Q2	Q3	Q4
	Fiscal year-ending April 30, 2015			2016 Fiscal year
	Q2	Q3	Q4	Q1
Expense Category					Category Totals
Mining Exploration	$0	$$0	$11,790	$0	$11,790
Legal, Accounting	$2,000	$2,000	$2,000	$2,000	$8,000
Totals	$2,000	$2,000	$13,779	$2,000	$19,790

As of July 31, 2014, we had $21,447 in cash, and $21,697 in working capital.  On April 28, 2014, our sole officer and director loaned us $23,000 dollars. Our sole officer and Director, Mr. Aguirre, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

We have sufficient cash, to fund our budget through the first quarter of our fiscal year ending April 30, 2016

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the period ending July 31, 2014

Results of Operations for the Period from inception (April 9, 2014) until July 31, 2014

We generated no revenue and incurred operating expenses of $12,508 for the period from inception (April 9, 2014) until July 31, 2014. Our expenses for first quarter totaling $11,026 consisted of bank charges, legal fees, mineral property costs, and administrative expenses. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Liquidity and Capital Resources

As of July 31, 2014, we had total current assets of $21,697, consisting of cash and prepaid expenses. We had no current liabilities.  Accordingly, we had working capital of $21,697 as of July 31, 2014.

As of April 28, 2014 our sole officer and director loaned the Company $23,000 which is evidenced by a Promissory Note in the amount of $23,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2018.

Our sole officer and Director, Mr. Aguirre, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he is under no legal obligation to provide funding.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

As outlined above, we expect to spend approximately $19,790 toward the initial implementation of our business plan through the course of the calendar year ending July 31, 2015.   If 100% of this offering is sold we expect to receive $11,250. Provided our Consulting Geologist recommends further mineral exploration programs all of these funds will be expended on exploration programs and working capital.

We have sufficient cash, to fund our budget through the first quarter of our calendar year ending July 31, 2015. If substantially less than the maximum offering is sold, however, our ongoing ability to meet budgets and to implement our business plan may be impaired. In addition, we will require significant additional capital in order to undertake commercial mineral production on our mineral claims following completion of our planned exploration activities.  We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of July 31, 2014, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Director and Executive Officer

Our executive officer and director as of the date of this Prospectus is as follows:

Name	Age	Position(s) and Office(s) Held
Misael Aguirre	25	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of our current executive officer and director.

Misael Aguirre.   Mr. Aguirre was appointed as our President, CEO, CFO, and sole Director concurrently with him founding the company on April 9, 2014.  For the past 5 years, Mr. Aguirre has been the sole proprietor of “PC Safe” a firm in the information technology business, based in Bucerias, Nayarit, Mexico.  Mr. Aguirre does not have any prior experience as a chief executive or as the head of a public company.  There are no items of specific professional experience, qualifications, or skills that led to his appointment as our sole officer and director.

There are no arrangements or understandings between Mr. Aguirre and any other person with respect to his becoming an officer and director or our company. He is not, nor has he been an officer or director of any other public company.

Directors

Our bylaws authorize no less than one (1) director and no more than thirteen (13) directors.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officer and director.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its named executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by an exploration stage business, the company has not paid any cash and/or stock compensation to its named executive officer.

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in growing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer from the date of our inception on April 9, 2014 to the date of this Prospectus, for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Misael Aguirre, President, CEO, CFO, and director	2014	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

Outstanding Equity Awards at the date of this Prospectus

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the date of this Prospectus.

OUTSTANDING EQUITY AWARDS AT THE DATE OF THIS PROSPECTUS
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Misael Aguirre	0	0	0	0	0	0	0	0	0

 Compensation of Directors Table

The table below summarizes all compensation paid to our directors at the date of this Prospectus.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Misael Aguirre	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our director does not currently receive any compensation from the Company for his service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by our executive officer and director as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 1,600,000 shares of common stock issued and outstanding on the date of this Prospectus.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Misael Aguirre Calle Emilio Zaoata #59 Colonia Javier Ovando Bucerias, Nayarit, Mexico	1,600,000	100%
Common	Total all executive officers and directors (one person)	1.600,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The person named above has full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.  On April 30, 2014 our founder, president, CEO, CFO, and sole director, Mr. Aguirre, contributed our initial equity capital by purchasing 1,600,000 shares of common stock in exchange for $12,000 at a price of $0.0075 per share.

2.  On April 28, 2014, Mr. Aguirre loaned us $23,000 which is evidenced by a Promissory Note in the amount of $23,000 with interest accruing on the principal amount of 6% per annum and due on December 31, 2018.

Our sole officer and Director, Mr. Aguirre, has offered to fund our basic legal and accounting compliance expenses through additional infusions of equity or debt capital on an as-needed basis, although he has no legal commitment to provide such funds.  This offer is not the subject of a formal written agreement with us, and there are no specific limits as to time or dollar amount.

Mr. Aguirre, as described herein, has taken the initiative in founding and organizing our business.  As such, he is a “promoter” within the definition provided by Rule 405 under the Securities Act of 1933. There are no other promoters of our company.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 begin  for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.45
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$250
Accounting fees and expenses	$3,000
Legal fees and expenses	$2,000
Total	$5,251.45

All amounts are estimates, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.

a violation of criminal law (unless the director had reasonable cause to believe that his or his conduct was lawful or no reasonable cause to believe that his or his conduct was unlawful);

3.

a transaction from which the director derived an improper personal profit; and

4.

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.

such indemnification is expressly required to be made by law;

2.

the proceeding was authorized by our Board of Directors;

3.

such indemnification is provided by us, in our sole discretion, pursuant to the powers  vested us under Nevada law; or;

4.

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue of 1,600,000 shares of common stock on April 30, 2014 to Mr. Misael Aguirre, our president, CEO, CFO, and sole director. Mr. Aguirre acquired these shares in exchange for $12,000 at a price of $0.0075 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Opinion of Clark Corporate Law Group LLP, with consent to use (1)
10.1	Promissory Note in the amount of $23,000 due December 31, 2018 (1)
10.2	Geological Consultant Engagement Letter (1)
10.3	Consulting Geologist Agreement (1)
10.4	Property Option Agreement (1)
10.5	Corporate Administrative Services Agreement with Melville Business Services Inc. (1)
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Consent of Jason McLaughlin, Association of Professional Engineers and Geoscientist of the Province of British Columbia (1)

(1) Incorporated by reference to Registration Statement on Form S-1 filed September 29, 2014.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.     That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on October 29, 2014.

NOGALES RESOURCES CORP.

By: /s/ Misael Aguirre

Misael Aguirre

Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Misael Aguirre

Misael Aguirre

Principal Executive Officer, Principal Financial Officer

Principal Accounting Officer and sole Director

Date: October 29, 2014.